Exhibit 99.1
For Immediate Release
Friday, December 14, 2007
BOE Financial Services of Virginia, Inc.
George M. Longest, Jr., President
Tappahannock, Virginia
(804) 443-4343
TransCommunity Financial Corporation
Bruce B. Nolte, President
Glen Allen, Virginia
(804) 934-9999
Community Bankers Acquisition Corp.
Gary A. Simanson, President
Great Falls, Virginia
(703) 759-0751
BOE Financial Services of Virginia, Inc. to Merge with
Community Bankers Acquisition Corp.
BOE Financial Services of Virginia, Inc. (“BOE”)(Nasdaq: “BSXT”), TransCommunity Financial Corporation (“TFC”) (OTCBB: “TCYF”) and Community Bankers Acquisition Corp. (“CBAC”) (Amex: “BTC”) announced today that BOE and CBAC have entered into a definitive agreement and plan of merger (the “BOE Merger Agreement”) providing for the merger of BOE with and into CBAC. Under the terms of the BOE Merger Agreement, BOE shareholders will receive 5.7278 shares of CBAC common stock for each of their shares of BOE common stock, subject to possible adjustment. The aggregate transaction value is estimated to be approximately $52 million and the per share value will be no less than $42.50.

As previously announced, TFC has also entered into a definitive agreement and plan of merger with CBAC (the “TFC Merger Agreement”) providing for the merger of TFC with and into CBAC. Under the terms of the TFC Merger Agreement, TFC has given its consent to CBAC entering into the BOE Merger Agreement. It is anticipated that the BOE merger would occur subsequent to the previously announced proposed merger of TFC and CBAC. The resulting holding company, which will be named Community Bankers Trust Corporation, will be headquartered in Glen Allen, Virginia.
In anticipation of the proposed mergers, TFC plans to declare a one-time special dividend in the amount of $0.25 per share to TFC shareholders, which dividend would be paid immediately prior to the effective time of the merger of TFC with CBAC and after all conditions to the closing are satisfied.
Alexander F. Dillard, Jr., currently Chairman of the Board of Directors of BOE will serve as Chairman of the Board of Directors of the resulting company, Troy A. Peery, Jr., currently Chairman of the Board of Directors of TFC, will serve as a Vice-Chairman of the Board of Directors of the resulting company, and Gary A. Simanson, currently a Director, President and Chief Executive Officer of CBAC, will serve as a Vice-Chairman of the Board. Bruce B. Nolte, currently President and Chief Executive Officer of TFC, will serve as Chief Executive Officer of the resulting company, and George M. Longest, Jr., currently President and Chief Executive Officer of BOE, will serve as President of the resulting company. Bruce E. Thomas, currently Senior Vice President and Chief Financial Officer of BOE, will serve as Chief Financial Officer of the resulting company, and Patrick J. Tewell, currently Chief Financial Officer of TFC, will serve as Chief Accounting Officer of the resulting company. The resulting company will be governed by a Board of Directors of fourteen members, six directors nominated by each of BOE and TFC, respectively, and two directors nominated by CBAC.
TFC’s wholly-owned banking subsidiary, TransCommunity Bank, N.A. will be merged with and into BOE’s wholly-owned banking subsidiary, Bank of Essex, which will continue to be headquartered in Tappahannock, Virginia. George M. Longest, Jr. will continue to serve as Chief Executive Officer of Bank of Essex, and M. Andrew McLean, currently President of TransCommunity Bank, N.A., will serve as President of Bank of Essex. Bank of Essex will continue to do business through its Bank of Essex name in its current operating markets and additionally will operate TransCommunity Bank N.A.’s existing operating divisions, Bank of Powhatan, Bank of Goochland, Bank of Louisa and Bank of Rockbridge under their existing names.

Alex Dillard, Chairman of BOE, said, “Since 1926 the Bank of Essex has been serving the community banking needs of Essex County, the Northern Neck and the contiguous greater Richmond area. After getting to know the people at CBAC and TFC, we feel they share in our vision for a strong Virginia based community bank that focuses on the needs of the local customer. We see this merger with CBAC and TFC as a way of not only preserving our unique style of community banking, but also as a way to grow and expand our franchise while staying true to the basic principles that have guided us so well for over 80 years. The combined management strengths, capital resources and banking locations, along with the potential operating efficiencies, enhanced liquidity and value of our combined companies, should serve our shareholders, customers and communities well in the coming years.”
Troy Peery, Chairman of TFC, said, “We see this transaction with BOE as another significant step forward in achieving the vision that we set out in announcing our proposed merger with CBAC, and another very positive step forward for our shareholders, employees and the communities we serve. BOE brings to the combined companies a long history of solid community banking performance to its customers and shareholders, as well as additional management talent and valued members to the combined Board. The resulting company will be a community banking organization operating in some of the best and most stable markets in Virginia, with over $630 million in assets and a market capitalization of approximately $170 million.”
Gary A. Simanson, President and Chief Executive Officer of CBAC, said, “By combining the operating and management strengths and capital resources of these three companies, I believe we offer a very compelling community banking story, that even in the current challenging operating environment should not only be attractive to the investor for its growth prospects, but also will serve as a model and a platform to attract additional customers, employees and community banking partners.”

The merger is subject to customary closing conditions, including approval by BOE’s and CBAC’s shareholders and the appropriate regulatory agencies. In addition, closing of the transaction is also conditioned on CBAC consummating its merger with TFC, and holders of fewer than 20% of the shares of CBAC common stock voting against the TFC transaction and electing to convert their CBAC common stock into cash. Both the TFC merger and the BOE merger are anticipated to be completed during the second quarter of 2008.
BOE was advised by Feldman Financial Advisors, Inc, which rendered a fairness opinion to the BOE Board of Directors, and LeClairRyan, served as legal advisor to BOE. TFC was advised by Sandler O’Neill + Partners, L.P., which rendered a fairness opinion to the TFC Board of Directors, and Williams Mullen served as legal advisor to TFC. CBAC was advised by Keefe, Bruyette & Woods, Inc., which rendered a fairness opinion to the CBAC Board of Directors, and Nelson Mullins Riley & Scarborough, LLP, served as legal advisor to CBAC.
Additional Information About the Mergers and Where to Find It
In connection with the proposed mergers, CBAC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of BOE as well as a registration statement on Form S-4 to register the shares of CBAC Common Stock to be issued to the shareholders of TFC. Each registration statement will include a joint proxy statement/prospectus, which will be sent to the shareholders of CBAC and of BOE or TFC, as applicable, seeking their approval of the applicable merger. In addition, BOE, TFC and CBAC may file other relevant documents concerning the proposed mergers with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUSES INCLUDED WITHIN THE REGISTRATION STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOE, TFC, CBAC AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with BOE also may be obtained by directing a request by telephone or mail to: BOE Financial Services of Virginia, Inc., 1325 Tappahannock Blvd, P.O. Box 965, Tappahannock, VA 22560, Attention: Investor Relations (telephone: (804) 443-4343), or by accessing BOE’s website at http://www.bankofessex.com under “Investor Relations,” and free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with TFC also may be obtained by directing a request by telephone or mail to: TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen. VA 23060, Attention: Investor Relations (telephone: (804) 934-9999), or by accessing TFC’s website at http://www.TCFCorp.com under “Investor Relations.” Free copies of both joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to: Community Bankers Acquisition Corporation, 9912 Georgetown Pike, Suite D203, Great Falls, VA 22066, Attention: Investor Relations (telephone : (703) 759-0751). The information on BOE’s and TFC’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company or CBAC makes with the SEC.
BOE, TFC and CBAC and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of BOE and TFC, as applicable, and/or CBAC in connection with the merger. Information about the directors and executive officers of BOE is set forth in the proxy statement for BOE’s 2007 annual meeting of shareholders filed with the SEC on April 13, 2007. Information about the directors and executive officers of TFC is set forth in the proxy statement for TFC’s 2007 annual meeting of shareholders filed with the SEC on April 23, 2007. Information about the directors and executive officers of CBAC is set forth in the Annual Report on Form 10-K filed with the SEC on June 29, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of BOE, TFC and CBAC intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BOE, TFC and CBAC and the resulting company, include but are not limited to: (1) the businesses of BOE, TFC and/or CBAC may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in BOE’s and TFC’s market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BOE, TFC or CBAC with the SEC. BOE, TFC and CBAC undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.
This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.
Source: BOE Financial Services of Virginia, Inc.; TransCommunity Financial Corporation; Community Bankers Acquisition Corp.

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